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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 of Registration Statement No. 333-63593 of Provident Bancorp, Inc. on Form S-1 of our report dated November 17, 1995 relating to the consolidated statements of income, changes in equity, and cash flows of Provident Bank and subsidiaries for the year ended September 30, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Provident Bank Consolidated Statements of Income", "Change in Accountants" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
November 3, 1998